Exhibit 99.1

Accenture Reports Second-Quarter 2005 Financial Results

— Revenues Increase 15%, to $3.81 Billion; EPS $0.35 —

NEW YORK; April 7, 2005 – Accenture (NYSE: ACN) today reported financial results for the second quarter of fiscal 2005, ended Feb. 28, 2005, with record net revenues of $3.81 billion and EPS of $0.35, a 59 percent increase over the same quarter last year.

Net revenues grew 15 percent overall, with consulting increasing 14 percent and outsourcing increasing 18 percent. The company achieved net revenue growth across all three of its geographic regions and all five of its operating groups, with exceptional top-line contributions from its Financial Services and Products operating groups.

Financial Highlights

•	Revenues before reimbursements (“net revenues”) were $3.81 billion, compared with $3.30 billion for the second quarter of fiscal 2004, an increase of 15 percent in U.S. dollars and 10 percent in local currency, and ahead of the company’s expected range of $3.60 billion to $3.75 billion.

•	Diluted earnings per share were $0.35, compared with $0.22 for the second quarter last year, at the high end of the company’s expected range of $0.33 to $0.35.

•	Operating income was $472 million, or 12.4 percent of net revenues, compared with $307 million, or 9.3 percent of net revenues, for the second quarter last year.

•	New bookings totaled $4.88 billion, with consulting accounting for $2.81 billion, up 43 percent from the first quarter of fiscal 2005, and outsourcing accounting for $2.07 billion.

William D. Green, Accenture’s CEO, said, “We had strong top- and bottom-line performance this quarter, with double-digit growth in both EPS and revenues, including 14 percent growth in consulting revenues and 18 percent growth in outsourcing revenues. We had solid quarterly new bookings of $4.88 billion, bringing new bookings for the first half of the year to $8.91 billion. In addition, we made great progress on the operational challenges that we identified in the first quarter, including our free cash flow, client balances and attrition.

“We remain focused on making further operational improvements and are confident in our ability to achieve our financial objectives for the fiscal year while continuing to deliver results for our clients.”

Financial Review

Gross margin (revenues less cost of services, as a percentage of net revenues) was 30.8 percent, compared with 33.0 percent for the second quarter of fiscal 2004.

Selling, general and administrative costs were $738 million, or 19.4 percent of net revenues, compared with $675 million, or 20.4 percent of net revenues, for the second quarter last year.

Accenture recorded net reorganization benefits of $36 million in the second quarter of fiscal 2005. In the second quarter last fiscal year, the company incurred a $107 million restructuring charge as a result of a global real estate consolidation.

Operating income was $472 million, or 12.4 percent of net revenues, for the second quarter of fiscal 2005, compared with $307 million, or 9.3 percent of net revenues, for the second quarter last year. Excluding reorganization benefits and restructuring costs, operating income for the second quarter of fiscal 2005 was $436 million, or 11.4 percent of net revenues, compared with $415 million, or 12.6 percent of net revenues, for the second quarter of fiscal 2004.

The decrease in operating margin was due primarily to three factors: (1) temporary delays in deploying systems under the company’s contracts with a large client; (2) incurred and expected cost-overruns associated with developing reusable assets, in connection with certain client engagements, that will be used to create offerings to support multiple clients; and, to a lesser extent, (3) delivery inefficiencies, including staffing issues that the company identified in the first quarter of fiscal 2005. The company did not accrue variable compensation expense in the second quarter, which partially offset this decline in operating margin.

The company’s effective tax rate for the second quarter of fiscal 2005 was 30.6 percent, compared with 34.8 percent for the same period last year. The 30.6 percent effective tax rate includes the effect of the reduction in the year-to-date tax rate from 34.0 percent to 32.3 percent as a result of changes in the company’s forecasted mix of geographic income and the reduction in reorganization liabilities.

Income before minority interest was $341 million, compared with $220 million for the same period last year.

Accenture’s total cash balance at Feb. 28, 2005 was $3.06 billion, compared with $2.55 billion at Aug. 31, 2004 and $2.27 billion at Nov. 30, 2004. Cash combined with $702 million of fixed-income securities classified as investments on the company’s balance sheet was $3.76 billion at Feb. 28, 2005, compared with $3.15 billion at Aug. 31, 2004 and $3.21 billion at Nov. 30, 2004. For the three months ended Feb. 28, 2005, operating cash flow was $787 million and property and equipment additions were $61 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $726 million. Total debt at Feb. 28, 2005 was $82 million.

For the six months ended Feb. 28, 2005, operating cash flow was $726 million and property and equipment additions were $116 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $610 million. For the six months ended Feb. 29, 2004, operating cash flow was $993 million, property and equipment additions were $101 million and free cash flow was $892 million.

Consulting and Outsourcing Net Revenues

•	Consulting net revenues were $2.30 billion, or 60 percent of total net revenues, an increase of 14 percent in U.S. dollars and 8 percent in local currency over the second quarter of fiscal 2004.

•	Outsourcing accounted for $1.51 billion, or 40 percent of total net revenues, an increase of 18 percent in U.S. dollars and 13 percent in local currency over the same period last year.

Net Revenues by Operating Group

Net revenues for Accenture’s five operating groups were as follows:

•	Communications & High Tech: $982 million, compared with $931 million for the second quarter of fiscal 2004, an increase of 6 percent in U.S. dollars and 1 percent in local currency.

•	Financial Services: $859 million, compared with $648 million for the same period last year, an increase of 33 percent in U.S. dollars and 25 percent in local currency.

•	Government: $521 million, compared with $468 million for the year-ago period, an increase of 11 percent in U.S. dollars and 7 percent in local currency.

•	Products: $851 million, compared with $715 million for the year-ago period, an increase of 19 percent in U.S. dollars and 14 percent in local currency.

•	Resources: $596 million, compared with $538 million for the same period last year, an increase of 11 percent in U.S. dollars and 5 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region were as follows:

•	Americas: $1.54 billion, compared with $1.50 billion for the year-ago period, an increase of 3 percent in U.S. dollars and 2 percent in local currency.

•	Europe, Middle East and Africa (EMEA): $2.00 billion, compared with $1.58 billion for the second quarter of fiscal 2004, an increase of 27 percent in U.S. dollars and 17 percent in local currency.

•	Asia Pacific: $275 million, compared with $225 million for the year-ago period, an increase of 22 percent in U.S. dollars and 15 percent in local currency.

Share Repurchase Activity

During the second quarter of fiscal 2005 Accenture repurchased $207 million of its shares, as planned. This included $121 million for purchases of 4.7 million Accenture Ltd Class A common shares and $86 million for 3.5 million Accenture SCA Class I common shares repurchased from partners, retired partners and their permitted transferees. At Feb. 28, 2005, Accenture had $3.05 billion of share repurchase authority remaining, of which $913 million remained for use in connection with the company’s open-market share purchase program. The balance was available for redemptions and purchases from Accenture’s partners, former partners, their permitted transferees and employees.

On March 7, 2005, Accenture closed a tender offer initiated during the second quarter of the fiscal year and purchased 18.7 million Accenture SCA Class I common shares for $501 million. In addition, Accenture expects to purchase or redeem between $600 million and $1.1 billion worth of its shares during the remainder of fiscal year 2005, through both open-market share purchases and its ongoing Share Management Plan transactions.

Business Outlook

Third Quarter Fiscal 2005

For the third quarter of fiscal 2005, Accenture expects net revenues to be in the range of $4.0 billion to $4.2 billion and GAAP diluted earnings per share to be in the range of $0.48 to $0.50. GAAP diluted earnings per share for the third quarter will include a benefit of $0.06 per share from a $69 million reduction in reorganization liabilities that were established in connection with Accenture’s transition to corporate structure in 2001. This reduction was recognized in March 2005.

Full Fiscal Year 2005

For the full fiscal year 2005, Accenture continues to expect net revenue growth to be in the range of 13 percent to 16 percent in U.S. dollars and 9 percent to 12 percent in local currency. The company has revised its guidance for GAAP diluted earnings per share upward to the range of $1.49 to $1.53. For the full fiscal year, reductions in reorganization liabilities are expected to contribute $0.11 per share to diluted earnings per share.

Also for the full fiscal year 2005, Accenture continues to expect operating cash flow to be $1.85 billion to $2.05 billion; property and equipment additions to be $400 million; and free cash flow to be in the range of $1.45 billion to $1.65 billion, although the company currently expects to be at the low end of this range. The company now expects the annual effective tax rate to be in the range of 31 percent to 33 percent. The company reiterated that it is targeting new bookings for fiscal year 2005 in the range of $18 billion to $20 billion.

Conference Call and Webcast Details

Accenture will host a conference call at 4:30 p.m. EDT today to discuss its second-quarter 2005 financial results. To participate, please dial +1 (888) 276-9998 [+1 (612) 332-0335 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com and via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 775402 from 9:45 p.m. EDT Thursday, April 7 through 11:59 p.m. EDT Thursday, April 21.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company. Committed to delivering innovation, Accenture collaborates with its clients to help them become high-performance businesses and governments. With deep industry and business process expertise, broad global resources and a proven track record, Accenture can mobilize the right people, skills and technologies to help clients improve their performance. With more than 110,000 people in 48 countries, the company generated net revenues of US$13.67 billion for the fiscal year ended Aug. 31, 2004. Its home page is www.accenture.com.

Forward-Looking Statements

This news release contains forward-looking statements relating to our operations and results of operations, the accuracy of which is necessarily subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Accenture discloses free cash flow (defined as operating cash flow net of property and equipment additions) as well as operating income excluding reorganization benefits and costs and restructuring costs because Accenture’s management believes doing so provides investors with additional information regarding Accenture’s results of operations. While Accenture’s management believes that these non-GAAP financial measures are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

###

Contact:
Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE LTD

CONSOLIDATED INCOME STATEMENTS

For the Three Months Ended February 28, 2005 and February 29, 2004
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	2005		2004
		% of Net		% of Net
		Revenues		Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$3,813,522	100%	$3,302,209	100%
Reimbursements	402,862	11%	380,095	12%

Revenues	4,216,384	111%	3,682,304	112%

OPERATING EXPENSES:

Cost of services:
Cost of services before reimbursable expenses	2,638,950	69%	2,212,547	67%
Reimbursable expenses	402,862	11%	380,095	12%

Cost of services	3,041,812	80%	2,592,642	79%
Sales and marketing	376,919	10%	358,662	11%
General and administrative costs	361,478	9%	316,133	10%
Reorganization (benefits) costs and restructuring costs	(35,777)	(1%)	107,438	3%

Total operating expenses	3,744,432	98%	3,374,875	102%

OPERATING INCOME	471,952	12%	307,429	9%

Gain on investments, net	93	0%	3,332	0%
Interest income	28,063	1%	15,187	0%
Interest expense	(6,300)	0%	(5,816)	0%
Other income (expense)	(2,846)	0%	17,765	1%
Equity in losses of affiliates	—	0%	(516)	0%

INCOME BEFORE INCOME TAXES	490,962	13%	337,381	10%

Provision for income taxes	150,350	4%	117,408	4%

INCOME BEFORE MINORITY INTEREST	340,612	9%	219,973	7%

Minority interest – Accenture SCA and Accenture Canada Holdings Inc.	(128,688)	(3%)	(96,987)	(3%)
Minority interest – other (1)	(2,138)	0%	103	0%

NET INCOME	$209,786	6%	$123,089	4%

CALCULATION OF EARNINGS PER SHARE:
Net income	$209,786		$123,089
Minority interest – Accenture SCA and Accenture Canada Holdings Inc. (2)	128,688		96,987

Net income for diluted earnings per share calculation	$338,474		$220,076

EARNINGS PER SHARE:
- Basic	$0.35		$0.23

- Diluted	$0.35		$0.22

WEIGHTED AVERAGE SHARES:
- Basic	591,694,862		544,052,062
- Diluted	979,750,161		998,003,396

(1)	Minority interest – other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

ACCENTURE LTD

CONSOLIDATED INCOME STATEMENTS

For the Six Months Ended February 28, 2005 and February 29, 2004
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	2005		2004
		% of Net		% of Net
		Revenues		Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$7,543,877	100%	$6,563,794	100%
Reimbursements	743,879	10%	692,998	11%

Revenues	8,287,756	110%	7,256,792	111%

OPERATING EXPENSES:

Cost of services:
Cost of services before reimbursable expenses	5,154,389	68%	4,363,437	66%
Reimbursable expenses	743,879	10%	692,998	11%

Cost of services	5,898,268	78%	5,056,435	77%
Sales and marketing	735,862	10%	709,259	11%
General and administrative costs	752,293	10%	655,489	10%
Reorganization (benefits) and restructuring costs	(28,769)	0%	21,040	0%

Total operating expenses	7,357,654	98%	6,442,223	98%

OPERATING INCOME	930,102	12%	814,569	12%

Gain on investments, net	14,633	0%	3,830	0%
Interest income	48,184	1%	25,610	0%
Interest expense	(12,616)	0%	(11,567)	0%
Other income (expense)	(5,173)	0%	19,291	0%
Equity in losses of affiliates	—	0%	(1,202)	0%

INCOME BEFORE INCOME TAXES	975,130	13%	850,531	13%

Provision for income taxes	314,967	4%	295,984	5%

INCOME BEFORE MINORITY INTEREST	660,163	9%	554,547	8%

Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(250,369)	(3%)	(257,145)	(4%)
Minority interest – other (1)	(3,735)	0%	27	0%

NET INCOME	$406,059	5%	$297,429	5%

CALCULATION OF EARNINGS PER SHARE:
Net income	$406,059		$297,429
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	250,369		257,145

Net income for diluted earnings per share calculation	$656,428		$554,574

EARNINGS PER SHARE:
- Basic	$0.69		$0.56

- Diluted	$0.67		$0.55

WEIGHTED AVERAGE SHARES:
- Basic	590,746,753		531,738,351
- Diluted	979,880,579		1,009,403,593

(1)	Minority interest – other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

ACCENTURE LTD

SUMMARY OF REVENUES

For the Three and Six Months Ended February 28, 2005 and February 29, 2004
(In thousands of U.S. dollars)
(Unaudited)

				Percent
	Three Months Ended		Percent	Increase/	Percent of
	February 28,	February 29,	Increase	(Decrease)	Total 2005
	2005	2004	US $	Local Currency	Net Revenues
OPERATING GROUPS

Communications & High Tech	$982,088	$930,812	6%	1%	26%
Financial Services	859,336	647,531	33%	25%	22%
Government	521,111	467,926	11%	7%	14%
Products	851,394	715,386	19%	14%	22%
Resources	596,493	538,268	11%	5%	16%
Other	3,100	2,286	n/m	n/m	0%

TOTAL Net Revenues	3,813,522	3,302,209	15%	10%	100%

Reimbursements	402,862	380,095	6%

TOTAL REVENUES	$4,216,384	$3,682,304	15%

GEOGRAPHY

Americas	$1,542,031	$1,501,120	3%	2%	41%
EMEA	1,996,181	1,575,653	27%	17%	52%
Asia Pacific	275,310	225,436	22%	15%	7%

TOTAL Net Revenues	3,813,522	3,302,209	15%	10%	100%

Reimbursements	402,862	380,095	6%

TOTAL REVENUES	$4,216,384	$3,682,304	15%

				Percent
	Six Months Ended		Percent	Increase/	Percent of
	February 28,	February 29,	Increase	(Decrease)	Total 2005
	2005	2004	US $	Local Currency	Net Revenues
OPERATING GROUPS

Communications & High Tech	$1,955,019	$1,809,822	8%	4%	26%
Financial Services	1,666,029	1,293,580	29%	21%	22%
Government	1,044,914	946,145	10%	6%	14%
Products	1,713,592	1,416,527	21%	15%	23%
Resources	1,160,885	1,092,895	6%	0%	15%
Other	3,438	4,825	n/m	n/m	0%

TOTAL Net Revenues	7,543,877	6,563,794	15%	9%	100%

Reimbursements	743,879	692,998	7%

TOTAL REVENUES	$8,287,756	$7,256,792	14%

GEOGRAPHY

Americas	$3,084,236	$2,992,689	3%	2%	41%
EMEA	3,914,367	3,125,783	25%	15%	52%
Asia Pacific	545,274	445,322	22%	17%	7%

TOTAL Net Revenues	7,543,877	6,563,794	15%	9%	100%

Reimbursements	743,879	692,998	7%

TOTAL REVENUES	$8,287,756	$7,256,792	14%

n/m = not meaningful

ACCENTURE LTD

OPERATING INCOME BY OPERATING GROUP (OG)

For the Three Months Ended February 28, 2005 and February 29, 2004
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income as Reported
	February 28, 2005		February 29, 2004
		Percent of		Percent of
	Operating	OG Net	Operating	OG Net	Increase (Decrease)
	Income	Revenues	Income	Revenues	US$	Percent

Operating Groups
Communications & High Tech	$138,496	14%	$59,488	6%	$79,008	133%
Financial Services	127,053	15%	62,139	10%	64,914	104%
Government	13,343	3%	43,271	9%	(29,928)	(69%)
Products	97,991	12%	96,015	13%	1,976	2%
Resources	95,069	16%	46,783	9%	48,286	103%
Other	—	n/m	(267)	n/m	267	100%

Total Operating Income	$471,952	12%	$307,429	9%	$164,523	54%

	Non-GAAP Operating Income
	(Operating Income Excluding Reorganization Benefits and
	Costs and Restructuring Costs) (1)
	February 28, 2005		February 29, 2004
	Non-GAAP	Percent of	Non-GAAP	Percent of
	Operating	OG Net	Operating	OG Net	Increase (Decrease)
	Income	Revenues	Income	Revenues	US$	Percent

Operating Groups
Communications & High Tech	$129,598	13%	$86,486	9%	$43,112	50%
Financial Services	118,971	14%	85,758	13%	33,213	39%
Government	7,682	1%	59,072	13%	(51,390)	(87%)
Products	89,921	11%	119,546	17%	(29,625)	(25%)
Resources	90,003	15%	64,272	12%	25,731	40%
Other	—	n/m	(267)	n/m	267	100%

Total Operating Income	$436,175	11%	$414,867	13%	$21,308	5%

n/m = not meaningful

(1)	For the three months ended February 28, 2005, Accenture recorded net reorganization benefits of $35,777 primarily resulting from final determinations of certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, allocated to the operating groups in the following amounts: Communications & High Tech $8,898; Financial Services $8,082; Government $5,661; Products $8,070; and Resources $5,066. For the three months ended February 29, 2004, Accenture recorded restructuring costs of $107,256 relating to the Company’s global consolidation of office space and net reorganization costs of $182 related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, allocated to the operating groups in the following amounts: Communications & High Tech $26,998; Financial Services $23,619; Government $15,801; Products $23,531; and Resources $17,489. These amounts are excluded from the table.

ACCENTURE LTD

OPERATING INCOME BY OPERATING GROUP (OG)

For the Six Months Ended February 28, 2005 and February 29, 2004
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income as Reported
	February 28, 2005		February 29, 2004
		Percent of		Percent of
	Operating	OG Net	Operating	OG Net	Increase (Decrease)
	Income	Revenues	Income	Revenues	US$	Percent

Operating Groups
Communications & High Tech	$287,825	15%	$134,520	7%	$153,305	114%
Financial Services	222,479	13%	165,819	13%	56,660	34%
Government	59,610	6%	137,174	14%	(77,564)	(57%)
Products	183,859	11%	229,852	16%	(45,993)	(20%)
Resources	176,329	15%	147,204	13%	29,125	20%
Other	—	n/m	—	n/m	—	n/m

Total Operating Income	$930,102	12%	$814,569	12%	$115,533	14%

	Non-GAAP Operating Income
	(Operating Income Excluding Reorganization Benefits and
	Costs and Restructuring Costs) (1)
	February 28, 2005		February 29, 2004
	Non-GAAP	Percent of	Non-GAAP	Percent of
	Operating	OG Net	Operating	OG Net	Increase (Decrease)
	Income	Revenues	Income	Revenues	US$	Percent

Operating Groups
Communications & High Tech	$280,669	14%	$139,808	8%	$140,861	101%
Financial Services	215,931	13%	170,487	13%	45,444	27%
Government	55,065	5%	140,266	15%	(85,201)	(61%)
Products	177,412	10%	234,449	17%	(57,037)	(24%)
Resources	172,256	15%	150,599	14%	21,657	14%
Other	—	n/m	—	n/m	—	n/m

Total Operating Income	$901,333	12%	$835,609	13%	$65,724	8%

n/m = not meaningful

(1)	For the six months ended February 28, 2005, Accenture recorded net reorganization benefits of $28,769 primarily resulting from final determinations of certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, allocated to the operating groups in the following amounts: Communications & High Tech $7,156; Financial Services $6,548; Government $4,545; Products $6,447; and Resources $4,073. For the six months ended February 29, 2004, Accenture recorded restructuring costs of $107,256 relating to the Company’s global consolidation of office space and net reorganization benefits of $86,216 primarily resulting from final determinations of certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, allocated to the operating groups in the following amounts: Communications & High Tech $5,288; Financial Services $4,668; Government $3,092; Products $4,597; and Resources $3,395. These amounts are excluded from the table.

ACCENTURE LTD

CONSOLIDATED BALANCE SHEETS

February 28, 2005 and August 31, 2004
(In thousands of U.S. dollars)

	February 28,	August 31,
	2005	2004
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,060,203	$2,552,958
Short-term investments	406,456	285,288
Receivables from clients, net	1,816,354	1,662,211
Unbilled services	1,459,331	1,049,870
Other current assets	603,704	606,867

Total current assets	7,346,048	6,157,194

NON-CURRENT ASSETS:
Investments	321,823	340,121
Property and equipment, net	657,444	643,946
Other non-current assets	1,017,524	872,223

Total non-current assets	1,996,791	1,856,290

TOTAL ASSETS	$9,342,839	$8,013,484

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term debt	$45,605	$36,715
Accounts payable	734,995	523,931
Deferred revenues	1,321,505	980,461
Accrued payroll and related benefits	1,429,326	1,508,126
Other accrued liabilities	1,423,138	1,389,556

Total current liabilities	4,954,569	4,438,789

NON-CURRENT LIABILITIES:
Long-term debt	36,736	32,161
Other non-current liabilities	1,264,426	1,129,765

Total non-current liabilities	1,301,162	1,161,926

MINORITY INTEREST	1,200,007	940,963

EQUITY:
Shareholders’ equity	1,887,101	1,471,806

Total equity	1,887,101	1,471,806

TOTAL LIABILITIES AND EQUITY	$9,342,839	$8,013,484